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                                                                Exhibit 4.1
                                                                COMMON STOCK


                             ACORN PRODUCTS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                         CUSIP 004857 10 8

This
Certifies
that


is the
Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.001 EACH, OF

                              ACORN PRODUCTS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate, properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:



/s/ Stephen M. Kasprisin                      /s/ Gavril M. Mihaly
    VICE PRESIDENT AND                            PRESIDENT AND CHIEF
    CHIEF FINANCIAL OFFICER                         EXECUTIVE OFFICER



                                                COUNTERSIGNED AND REGISTERED:
                                                  American Stock Transfer
                                                    & Trust Company
                                                    TRANSFER AGENT AND REGISTRAR